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Exhibit 21

  Medtronic, Inc. and subsidiaries

Company	Jurisdiction of Incorporation
Arterial Vascular Engineering Canada, Inc.	Canada
Arterial Vascular Engineering Netherlands Holding	Netherlands
Arterial Vascular Engineering UK Limited	United Kingdom
AVE Connaught	Ireland
AVE Galway Limited	Ireland
AVE Ireland Limited	Ireland
AVECOR Cardiovascular Limited	United Kingdom
B.V. Medtronic FSC	Netherlands
Cardiotron Medizintechnik G.m.b.H.	Germany
India Medtronic Private Limited	India
INFIN (International Finance) C.V.	Netherlands
Med Rel, Inc.	Minnesota
Medical Education K.K.	Japan
Medtronic (Africa) (Proprietary) Limited	South Africa
Medtronic (Schweiz) A.G. / Medtronic (Suisse) S.A.	Switzerland
Medtronic (Shanghai) Ltd.	China
Medtronic (Thailand) Limited	Thailand
Medtronic A/S	Denmark
Medtronic Aktiebolag	Sweden
Medtronic Asia, Ltd.	Minnesota
Medtronic Australasia Pty. Limited	Australia
Medtronic AVE, Inc.	Delaware
Medtronic AVECOR Cardiovascular Inc.	Minnesota
Medtronic B.V.	Netherlands
Medtronic Bakken Research Center B.V.	Netherlands
Medtronic Belgium S.A./N.V.	Belgium

Company	Jurisdiction of Incorporation
Medtronic Bio-Medicus, Inc.	Minnesota
Medtronic China, Ltd.	Minnesota
Medtronic Comercial Ltda.	Brazil
Medtronic Czechia s.r.o.	Czech Republic
Medtronic do Brasil Ltda.	Brazil
Medtronic Endonetics, Inc.	California
Medtronic Europe BVBA	Belgium
Medtronic Europe Capital Corp.	Cayman Islands
Medtronic Europe Sàrl	Switzerland
Medtronic Finland OY	Finland
Medtronic France S.A.S.	France
Medtronic Functional Diagnostics Zinetics, Inc.	Utah
Medtronic Functional Diagnostics, Inc.	New Jersey
Medtronic G.m.b.H.	Germany
Medtronic Hellas Medical Device Commercial S.A.	Greece
Medtronic Holding Switzerland G.m.b.H.	Switzerland
Medtronic Hungary Limited	Hungary
Medtronic Iberica S.A.	Spain
Medtronic International Technology, Inc.	Minnesota
Medtronic International, Ltd.	Delaware
Medtronic Interventional Vascular, Inc.	Massachusetts
Medtronic Ireland Holdings Company	Ireland
Medtronic Ireland Limited	Ireland
Medtronic Ireland Manufacturing Limited	Ireland
Medtronic Italia S.p.A.	Italy
Medtronic Japan Capital Corp.	Cayman Islands
Medtronic Japan Co., Ltd.	Japan
Medtronic Korea Co., Ltd.	Korea
Medtronic Latin America, Inc.	Minnesota

Company	Jurisdiction of Incorporation
Medtronic Limited	United Kingdom
Medtronic Medical Appliance Technology and Service (Shanghai) Ltd.	China
Medtronic Medical Technology Ticaret Limited Sirketi	Turkey
Medtronic Mediterranean SAL	Lebanon
Medtronic Mexico S. de R.L. de C.V.	Mexico
Medtronic Micro Motion Sciences, Inc.	Delaware
Medtronic MiniMed, Inc.	Delaware
Medtronic Oesterreich G.m.b.H.	Austria
Medtronic of Canada Ltd.	Canada
Medtronic Physio-Control Corp.	Washington
Medtronic Physio-Control International, Inc.	Washington
Medtronic Physio-Control Limited	United Kingdom
Medtronic Physio-Control Manufacturing Corp.	Washington
Medtronic Poland Spolka Zograniczona Odpowiedzialnoscia	Poland
Medtronic Portugal—Comercio e Distribuiacao de Aparelhos Medicos Lda	Portugal
Medtronic PS Medical, Inc.	California
Medtronic Puerto Rico Operations Co.	Cayman Islands
Medtronic Puerto Rico, Inc.	Minnesota
Medtronic S. de R.L. de C.V.	Mexico
Medtronic S.A.I.C.	Argentina
Medtronic Sofamor Danek (UK) Ltd.	United Kingdom
Medtronic Sofamor Danek Co., Ltd.	Japan
Medtronic Sofamor Danek Deggendorf GmbH	Germany
Medtronic Sofamor Danek South Africa (Proprietary) Limited	South Africa
Medtronic Sofamor Danek USA, Inc.	Tennessee
Medtronic Sofamor Danek, Inc.	Indiana

Company	Jurisdiction of Incorporation
Medtronic Synectics Aktiebolag	Sweden
Medtronic Treasury International, Inc.	Minnesota
Medtronic Treasury Management, Inc.	Minnesota
Medtronic U.K. Capital Corp.	Cayman Islands
Medtronic USA, Inc.	Minnesota
Medtronic VidaMed, Inc.	Delaware
Medtronic Vingmed AS	Norway
Medtronic World Trade Corporation	Minnesota
Medtronic Xomed France S.A.S.	France
Medtronic Xomed U.K. Limited	United Kingdom
Medtronic Xomed, Inc.	Delaware
Medtronic-Mediland (Taiwan) Ltd.	Taiwan
Medtronic-Vicare A/S	Denmark
MiniMed Distribution Corp.	Delaware
MiniMed Medical Supply, Inc.	Florida
MiniMed Pty Ltd.	Australia
SDGI Holdings, Inc.	Delaware
Sofamor Danek (NZ) Limited	New Zealand
Sofamor Danek Australia Pty. Ltd.	Australia
Sofamor Danek China Limited	China
Sofamor Danek Holdings, Inc.	Delaware
Sofamor S.N.C.	France
SpinalGraft Technologies, LLC	Tennessee
Surgical Navigation Technologies, Inc.	Delaware
Synectics Medical Limited	United Kingdom

Company	Jurisdiction of Incorporation
The Medtronic Foundation	Minnesota
Vidamed Australia Pty. Limited	Australia
Vidamed International Limited	United Kingdom
Vitafin N.V.	Netherlands Antilles
Vitatron (Israel) Limited	Israel
Vitatron A.G.	Switzerland
Vitatron B.V.	Netherlands
Vitatron Belgium S.A. / N.V.	Belgium
Vitatron Denmark A/S	Denmark
Vitatron G.m.b.H.	Austria
Vitatron G.m.b.H.	Germany
Vitatron Japan Co., Ltd.	Japan
Vitatron Medical Espana S.A.	Spain
Vitatron Medical Italia S.r.l.	Italy
Vitatron N.V.	Netherlands
Vitatron Nederland B.V.	Netherlands
Vitatron S.A.R.L.	France
Vitatron Sweden Aktiebolag	Sweden
Vitatron U.K. Limited	United Kingdom
Warsaw Orthopedic, Inc.	Indiana
World Medical Manufacturing Corporation	Florida
Xomed Australia PTY Limited	Australia
Xomed France Holdings, SNC	France

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  Exhibit 21